                                                      REGISTRATION NO. 333-13703
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          BARRINGER TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                          3829                         84-0720473
(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
             OF                 CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)
      INCORPORATION OR
       ORGANIZATION)

               219 SOUTH STREET, NEW PROVIDENCE, NEW JERSEY 07974
                                 (908) 665-8200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          STANLEY S. BINDER, PRESIDENT
                          BARRINGER TECHNOLOGIES INC.
               219 SOUTH STREET, NEW PROVIDENCE, NEW JERSEY 07974
                                 (908) 665-8200
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

              JOHN D. HOGOBOOM, ESQ.                              ARTHUR M. BORDEN, ESQ.
 LOWENSTEIN, SANDLER, KOHL, FISHER & BOYLAN, P.A.                  ROSENMAN & COLIN LLP
               65 LIVINGSTON AVENUE                                 575 MADISON AVENUE
            ROSELAND, NEW JERSEY 07068                           NEW YORK, NEW YORK 10022
                  (201) 992-8700                                      (212) 940-8790

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Section 10 of the Company's by-laws, as amended ("By-laws"), provide that the Company shall, to the fullest extent permitted by law, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Company or is serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been judged liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Tenth of the Certificate of Incorporation also contains a provision limiting the personal liability of directors to the fullest extent permitted or authorized by the GCL or other applicable law. Under the GCL, such provision would not limit liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or
(iv) any transactions from which the director derives an improper benefit.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table lists the expenses which will be incurred in connection with the issuance and distribution of the Securities being registered:

                                                                            EXPENSE
                                                                            --------
        SEC Registration Fee..............................................  $  5,543
        National Association of Securities Dealers, Inc. Filing Fee.......     2,300
        NASDAQ NMS Listing Fee............................................    42,485
        Accounting Fees and Expenses......................................    75,000
        Legal Fees and Expenses...........................................   175,000
        Blue Sky Fees and Expenses........................................    25,000
        Printing and Engraving............................................   110,000
        Miscellaneous.....................................................    39,672
                                                                            --------
                  TOTAL...................................................  $475,000
                                                                            ========

     All of the above amounts, other than the registration fee, are estimates only. All of the above expenses will be paid by the Company.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities Act (all share and per share amounts have been adjusted to reflect the one-for-four reverse stock split of the Company's common stock, $.01 par value (the "Common Stock") effected on September 25, 1995):

          (i) On July 10, 1996 the Company issued an aggregate amount of $1,000,000 of its 6% subordinated convertible debentures, due 1997 (the "Debentures") to institutional and private investors and members of management for an aggregate purchase price of $1,000,000. This transaction was completed without registration under the Securities Act of the Debentures or the shares of Common Stock into which such Debentures are convertible in reliance upon exemptions provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          (ii) On June 30, 1995 the Company issued an aggregate of 28 units, each unit consisting of 2,500 shares of Common Stock and a five-year warrant to purchase 2,500 shares of Common Stock at $2.00 per share (a "Unit"), to private investors and members of management, for an aggregate purchase price of $168,000. This transaction was completed without registration under the Securities Act of the shares of Common Stock or the warrants comprising the Units or the shares of Common Stock underlying the warrants in reliance upon the exemptions provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          (iii) On May 9, 1995 the Company issued an aggregate of 125 Units and one three-year warrant to purchase 37,500 shares of Common Stock at $2.00 per share, to two institutional investors, for an aggregate purchase price of $750,000. This transaction was completed without registration under the Securities Act of the shares of Common Stock or the warrants comprising the Units, the shares of Common Stock underlying the warrants included in the Units, the additional three-year warrant or the shares of Common Stock underlying the three-year warrant, in reliance upon the exemptions provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          (iv) At various times between October 1993 and October 1996, the Company granted stock options to certain employees of the Company covering an aggregate of 434,375 shares of Common Stock. These grants were exempt from registration pursuant to Securities Act Release No. 33-6188 (Feb. 1,
     1980). No underwriter was involved in these grants.

ITEM 27. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


         1.1      Form of Underwriting Agreement.
         3.1      Certificate of Incorporation of the Company, as amended.(1)
         3.2      Bylaws of the Company.(2)
         4.1      Form of Warrant Agreement.
         4.2      Form of Warrant to be issued to Janney Montgomery Scott Inc.
         5.1      Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.
        10.1      Employment Agreement between Stanley S. Binder and the Company dated as of
                  July 10, 1989.(3)
        10.2      Form of Employment Agreement between Richard S. Rosenfeld and the Company.
        10.3      Form of Employment Agreement between Kenneth S. Wood and the Company.
        10.4      Consulting Agreement between John J. Harte and the Company dated as of
                  January 1, 1991.*
        10.5      Barringer Resources, Inc. 1990 Stock Option Plan.(4)
        10.6      Form of 1995 nonqualified stock option agreement.*
        10.7      Form of 1996 nonqualified stock option agreement.*
        10.8      Description of 1991 Warrant Plan.*
        10.9      Description of Exercise Plan.*
        10.10     License Agreement dated February 27, 1989 between Canadian Patents and
                  Development Limited -- Societe Canadienne Des Brevets Et D'Exploitation
                  Limite and Barringer Instruments Limited (the "License Agreement"),
                  Supplement #1 dated March 4, 1991, Assignment of License Agreement, dated
                  January 2, 1992, to Her Majesty the Queen in Right of Canada, as
                  Represented By the Minister of National Revenue and Supplemental Letter
                  Agreement, dated October 7, 1996.*
        10.11     Termination Agreement between the Company and Labco dated October 7, 1996.*
        10.12     Unit Purchase Agreement and Form of Warrant Agreement by and between the
                  Company, Special Situations Fund III, L.P. and Special Situations Cayman
                  Fund, L.P. dated May 9, 1995.(5)
        10.13     Form of Subscription Agreement and Form of Warrant Agreement by and between the Company and certain officers and directors of the Company, dated as of
                  June 30, 1995.(6)
        10.14     Form of Debenture Purchase Agreement dated as of July 10, 1996, by and between the Company and certain accredited investors.*
        10.15     Loan Agreement dated September 20, 1994 by and between Ontario Development
                  Corporation and Barringer Research Limited.(7)
        10.16     Agreement dated September 28, 1995 between the Toronto-Dominion Bank, the
                  Company and Barringer Research Limited.(8)
        10.17     Lease between the Company and Murray Hill Inn Associates dated as of
                  February 17, 1993.*
        10.18     Lease between BRL and Lehndorff Management Limited ("Lehndorff") dated as of July 27, 1995.*
        10.31     Form of Stock Purchase Agreement dated as of November 30, 1992 by and between the Company and certain accredited investors.(9)
        10.33     Stock Purchase Agreement dated as of February 2, 1993 by and between the
                  Company and Special Situations Cayman Funds, L.P.(9)
        10.34     Form of Stock Purchase Agreement dated as of December 13, 1993 by and between the Company and certain accredited investors.(9)
        11        Earnings per share computation for the six months ended June 30, 1996.(10)
        21        List of Subsidiaries of the Company.

        23.1      Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. (included in
                  Exhibit 5.1 to this registration statement).
        23.2      Consent of BDO Seidman, LLP, independent certified public accountants.*
        24.1      Power of Attorney (included on the signature page).*


---------------

 * Previously filed.

 (1) Incorporated by reference to Exhibit 3.1A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, File No. 0-3207.

 (2) Incorporated by reference to Exhibit 3.2A to the Company's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1994, File No. 0-3207.

 (3) Incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1, File No. 33-3162.

 (4) Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, File No. 0-3207.

 (5) Incorporated by reference to Exhibit 4.17 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, File No. 0-3207.

 (6) Incorporated by reference to Exhibit 4.19 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, File No. 0-3207.

 (7) Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 0-3207.

 (8) Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on October 13, 1995, File No. 0-3207.

 (9) Incorporated by reference to the identically numbered Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-3207.

(10) Incorporated by reference to the identically numbered Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, File No. 0-3207.

ITEM 28. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act, shall be deemed a part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions on indemnifications, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence, State of New Jersey, on November 1, 1996.


                                          BARRINGER TECHNOLOGIES INC.

                                          By: /s/  STANLEY S. BINDER

                                            ------------------------------------
                                            Stanley S. Binder, President and
                                            Chief Executive Officer

                  SIGNATURE                                            TITLE
---------------------------------------------        -----------------------------------------
           /s/  STANLEY S. BINDER                       President, Chief Executive Officer
---------------------------------------------            (Principal Executive Officer) and
              Stanley S. Binder                                      Director
                      *                                              Director
---------------------------------------------
              John D. Abernathy
                      *                                              Director
---------------------------------------------
              Richard D. Condon
                      *                                              Director
---------------------------------------------
               John H. Davies
                      *                                              Director
---------------------------------------------
                John J. Harte
                      *                                              Director
---------------------------------------------
              James C. McGrath
          /s/  RICHARD S. ROSENFELD                   Vice President-Finance, Chief Financial
---------------------------------------------                         Officer
            Richard S. Rosenfeld                        and Treasurer (Principal Accounting
                                                              and Financial Officer)
         *By: /s/  STANLEY S. BINDER
---------------------------------------------
             Stanley S. Binder,
              Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT NO.                                DESCRIPTION                               PAGE NO.
-----------     ---------------------------------------------------------------------------------
    1.1         Form of Underwriting Agreement...................................
    3.1         Certificate of Incorporation of the Company, as amended(1).......
    3.2         Bylaws of the Company(2).........................................
    4.1         Form of Warrant Agreement........................................
    4.2         Form of Warrant to be issued to Janney Montgomery Scott Inc......
    5.1         Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.......
   10.1         Employment Agreement between Stanley S. Binder and the Company dated as of July 10, 1989(3).....................................
   10.2         Form of Employment Agreement between Richard S. Rosenfeld and the
                Company..........................................................
   10.3         Form of Employment Agreement between Kenneth S. Wood and the
                Company..........................................................
   10.4         Consulting Agreement between John J. Harte and the Company dated as of January 1, 1991*...........................................
   10.5         Barringer Resources, Inc. 1990 Stock Option Plan(4)..............
   10.6         Form of 1995 nonqualified stock option agreement*................
   10.7         Form of 1996 nonqualified stock option agreement*................
   10.8         Description of 1991 Warrant Plan*................................
   10.9         Description of Exercise Plan*....................................
   10.10        License Agreement dated February 27, 1989 between Canadian
                Patents and Development Limited -- Societe Canadienne Des Brevets
                Et D'Exploitation Limite and Barringer Instruments Limited (the
                "License Agreement"), Supplement #1 dated March 4, 1991,
                Assignment of License Agreement, dated January 2, 1992, to Her
                Majesty the Queen in Right of Canada, as Represented By the
                Minister of National Revenue and Supplemental Letter Agreement,
                dated October 7, 1996*...........................................
   10.11        Termination Agreement between the Company and Labco dated October
                7, 1996*.........................................................
   10.12        Unit Purchase Agreement and Form of Warrant Agreement by and
                between the Company, Special Situations Fund III, L.P. and
                Special Situations Cayman Fund, L.P. dated May 9, 1995(5)........
   10.13        Form of Subscription Agreement and Form of Warrant Agreement by
                and between the Company and certain officers and directors of the
                Company, dated as of June 30, 1995(6)............................
   10.14        Form of Debenture Purchase Agreement dated as of July 10, 1996, by and between the Company and certain accredited investors*.....
   10.15        Loan Agreement dated September 20, 1994 by and between Ontario
                Development Corporation and Barringer Research Limited(7)........
   10.16        Agreement dated September 28, 1995 between the Toronto-Dominion
                Bank, the Company and Barringer Research Limited(8)..............
   10.17        Lease between the Company and Murray Hill Inn Associates dated as of February 17, 1993*............................................
   10.18        Lease between BRL and Lehndorff Management Limited ("Lehndorff")
                dated as of July 27, 1995*.......................................

EXHIBIT NO.                                DESCRIPTION                               PAGE NO.
-----------     ---------------------------------------------------------------------------------
   10.31        Form of Stock Purchase Agreement dated as of November 30, 1992 by and between the Company and certain accredited investors(9)......
   10.33        Stock Purchase Agreement dated as of February 2, 1993 by and between the Company and Special Situations Cayman Funds,
                L.P.(9)..........................................................
   10.34        Form of Stock Purchase Agreement dated as of December 13, 1993 by and between the Company and certain accredited investors(9)......
   11           Earnings per share computation for the six months ended June 30,
                1996(10).........................................................
   21           List of Subsidiaries of the Company.............................
   23.1         Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.
                (included in Exhibit 5.1 to this registration statement).........
   23.2         Consent of BDO Seidman, LLP, independent certified public
                accountants*.....................................................
   24.1         Power of Attorney (included on the signature page)*..............


---------------

   *  Previously filed.

 (1) Incorporated by reference to Exhibit 3.1A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, File No. 0-3207.

 (2) Incorporated by reference to Exhibit 3.2A to the Company's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1994, File No. 0-3207.

 (3) Incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1, File No. 33-3162.

 (4) Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, File No. 0-3207.

 (5) Incorporated by reference to Exhibit 4.17 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, File No. 0-3207.

 (6) Incorporated by reference to Exhibit 4.19 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, File No. 0-3207.

 (7) Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 0-3207.

 (8) Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on October 13, 1995, File No. 0-3207.

 (9) Incorporated by reference to the identically numbered Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No. 0-3207.

(10) Incorporated by reference to the identically numbered Exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, File No. 0-3207.